UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2007

STIFEL FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-9305 (Commission File Number)	43-1273600 (IRS Employer Identification No.)

One Financial Plaza
501 North Broadway
St. Louis, Missouri 63102-2102
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code (314) 342-2000

___________________________N/A___________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d) On August 7, 2007, Ben A. Plotkin and Kelvin R. Westbrook were appointed to Stifel Financial Corp.'s Board of Directors. Mr. Plotkin will serve as a Class III director with a term ending in 2010 and Mr. Westbrook will serve as a Class I director with a term ending in 2008.

The following furnishes a brief description of the business experience of each such individual:

Ben A. Plotkin, serves as Chairman and Chief Executive Officer of Ryan Beck & Co. Since joining Ryan Beck & Co. in 1987, Mr. Plotkin has been responsible for managing numerous public offerings of equity and debt securities for thrifts and banks. Mr. Plotkin is heavily involved in advising thrifts that are involved in the mutual to stock conversion process and also serves as a financial advisor to many financial institutions regarding mergers and acquisitions and restructuring. Mr. Plotkin frequently speaks regarding financial institution matters before various trade organizations and has written numerous articles pertaining to financial institution related investment banking matters. Mr. Plotkin holds a Bachelor's degree from the University of Florida and a Juris Doctor degree from Georgetown University Law Center. Mr. Plotkin also holds Series 7, 24, and 63 licenses from the National Association of Securities Dealers Series and is a member of the Pennsylvania and District of Columbia Bar Associations. Mr. Plotkin serves on the Board of Directors for the Securities Industry Association and the Young President's Organization.

Kelvin R. Westbrook, has served as Chairman and Chief Strategic Officer, since October 2006, of Millennium Digital Media Systems, L.L.C., a privately held company in the business of providing cable television, high-speed Internet access, telephone and other broadband telecommunications services. Mr. Westbrook previously served as its President & CEO from its founding in 1997 until his appointment as Chairman. Since 1997, Mr. Westbrook has also served as President & CEO of Millennium Digital Media, L.L.C. and various affiliated entities engaged in the telecommunications management and consulting business. Mr. Westbrook serves as a director of Archer Daniels Midland Company, Angelica Corporation, the National Cable & Telecommunications Association, the National Cable Satellite Corporation (C-SPAN), BJC HealthCare, Christian Hospital, the School of Medicine National Council at Washington University, the St. Louis Internship Program, The Municipal Theatre Association of St. Louis (The Muny) and Chesterfield Day School. Mr. Westbrook also serves on the Business Program Advisory Council of Harris Stowe State University. In addition, Mr. Westbrook provides assistance to various other organizations as a community volunteer. Mr. Westbrook received an undergraduate degree in Business Administration from the University of Washington and a Juris Doctor degree from Harvard Law School.

Except as disclosed herein, the registrant is not aware of any transactions, proposed transactions, or series of either to which the registrant or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $60,000 and in which Messrs. Plotkin or Westbrook had, or will have, a direct or indirect material interest.

The new directors do not have any committee assignments.

Mr. Westbrook will receive the same annual compensation package as other non-employee directors of the Company. Mr. Plotkin, as an employee director, will not receive any additional compensation for his service as a director.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STIFEL FINANCIAL CORP.

Date: August 13, 2007	By: /s/ Ronald J. Kruszewski
Name: Ronald J. Kruszewski
Title: President and Chief Executive Officer